UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2013

MineralRite Corporation
(Exact name of Registrant as Specified in its Charter)

Nevada	000-27739	90-0315909
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

55 South Geneva Road
  Lindon, Utah  84042
 (Address of Principal Executive Offices including Zip Code)

(801) 796-8944
 (Registrant’s Telephone Number, including Area Code)

________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Partnership Agreement

On April 29, 2013 MineralRite Corporation, a Nevada corporation (the “Company”) entered into a joint venture agreement with CSI Import and Export, S.A. de C.V. (“CSI”) for the purpose of establishing a joint copper and, potentially, iron ore mining operations in Mexico and Chile (the “Agreement”). Under the terms of the Agreement the Company will provide $100,000 to supply mining equipment to the operation.  CSI maintains exclusive agreements to the mines in Chiapas and Jalisco, Mexico for 2 years and 5 years, respectively.  The exclusive mining agreement in Chiapas is renewable for an additional 2 years.  During the Agreement, CSI will provide management, production and logistical support while the Company will provide the necessary equipment.  The equipment will remain the property of the Company. The profits of the mining operations and sales are to be split 50%-50% between the Company and CSI.   In order to fund the production of the first 100MT of copper concentrate, the Company entered into the loan described below.

Loan Agreement

On April 17, 2013 the Company entered into and subsequently consummated the sale to a certain accredited investor, a term loan in the principal amount of $100,000 bearing simple interest at a rate of 12% per annum evidenced by a promissory note due April 17, 2014 (the “Note”). The purpose of the Note was to enable the company to participate in the project described above and to meet certain working capital needs.

The Note is convertible into shares of the Company’s common stock from the date of Maturity until the Note is paid in full. The balance of unpaid principal and interest is convertible in whole or in part at a rate equal to the lesser of a) $0.20 per share or b.) a 20% discount to the 30 day volume weighted average price (“VWAP). If the lender chooses to exercise the conversion right, upon receipt of lender’s notice to convert, which notice must be made in writing 15 days prior to Maturity, the Company has the right to reject such conversion and instead elect to make payment, at Maturity, of the entire unpaid principal balance together with all accrued and unpaid interest thereon together with the maximum profit participation as described below.

As additional consideration for making the loan evidenced by the Note, the Company has agreed to pa a profit participation equal to the greater of a) five percent (5%) of the net profits received by the Company under its project with CSI Import and Export, SA in Chiapas, Mexico (the “Project”) or b) the sum of $50,000. Net profit is defined as the gross revenue received by Company from the Project less the costs attributable to the project in accordance with U.S Generally Accepted Accounting Principles, consistently applied. This payment is due for net profits earned during the term of the Note and is payable at Maturity. In the event that net profits exceed $50,000, with respect to any net profits earned by the Company during the final month of the Note’s term (or shorter period in the event of prepayment) but not received, that portion of net profits are to be paid to lender as soon as practicable following Maturity.

The issuances of the Company’s securities described herein were effectuated pursuant to the exemption from the registration requirements of the Securities Act of 1933 (the “Act”), as amended, provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder.

Item 2.03	Creation of a Direct Financial Obligation

Reference is made to Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to Item 1.01.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

4.1	Form of Note.

10.1	Form of Joint Venture Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 2, 2013

MINERALRITE CORPORATION

By:	/s/ Guy Peckham
Name:	Guy Peckham
Title:	Chief Executive Officer